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                                                                    EXHIBIT 21.1

                        Subsidiaries of JFAX.COM, Inc.

    The Company has the following subsidiaries:

         Sure Talk.com, Inc.

         JFAX.com Europe LTD.

         JFAX.DE, Inc.